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                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

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                                 LEAPNET, INC.
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               (Name of Registrant as Specified In Its Charter)


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Notes:


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                             [LEAPNET LETTERHEAD]




June 22, 2000




Dear Leapnet Stockholder:

Our Fiscal Year 2000 Annual Report was recently mailed to all stockholders of record at the close of business on June 2, 2000. In the Financial Highlights section, located on page 2, commas were incorrectly inserted where decimal points should have been used and several decimal points were omitted. The correct information was provided in the Form 10-K, Item 6. Selected Financial and Operating Data, on page 8, which was included with the Annual Report. The corrected table is provided below. We apologize for the incorrect references.


Financial Highlights (Fiscal year ended January 31):


                                  2000       1999        1998          1997         1996
                                -------   --------      -------      -------       -------
Revenues in millions            $36.309    $35.920      $30.660      $16.088        $8.210
Net income (loss) in millions    ($.311)  ($18.323)     ($5.611)      $1.306         $.700
Earnings (loss) per share        ($0.02)    ($1.34)      ($0.41)       $0.12         $0.07

Sincerely,

/s/  Robert C. Bramlette
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Robert C. Bramlette
Chief Legal Officer and Corporate Secretary